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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                             ----------------------

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934





         Date of Report:            April 30, 1998
                        ----------------------------------
                         (Date of earliest event reported)



                         ABR Information Services, Inc.
                         ------------------------------
             (Exact name of Registrant as specified in its charter)



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
     Florida                        0-24132                  59-3228107
(State or other juris-          (Commission File          (I.R.S. Employer
diction of incorporation)           Number)             Identification Number)
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34125 U.S. Highway 19 North
Palm Harbor, Florida                                     34684-2116
----------------------------------------                 ----------
(Address of principal executive offices)                 (Zip Code)


                                 (813) 785-2819
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



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Item 2.    Acquisition or Disposition of Assets.

           On April 30, 1998, ABR Information Services, Inc., a Florida corporation ("ABR"), acquired (the "Acquisition") all of the issued and outstanding capital stock of Business Computer Services, Inc. (dba PayAmerica), a Virginia corporation ("BCSI"), in exchange for 1,198,008 shares of ABR's voting common stock, $.01 par value per share ("ABR Stock"). The Acquisition was consummated in accordance with the terms of an Agreement and Plan of Reorganization, dated April 30, 1998, by and among ABR, BCSI, the Shareholders of BCSI, and Samuel N. Klewans, as Shareholders' Agent (the "Acquisition Agreement"). The Acquisition will be accounted for as a pooling of interests for accounting purposes.

           Pursuant to the terms of the Acquisition Agreement, all of the issued and outstanding shares of BCSI common stock were sold and transferred to ABR in exchange for an aggregate number of shares of ABR Stock determined by dividing $36,000,000 by the average closing price of the ABR Stock on the Nasdaq National Market for the ten trading days immediately preceding the day before the closing date. As of the closing date of the Acquisition, there were 1,580 shares of BCSI common stock outstanding.

           Prior to the Acquisition, BCSI was one of the largest privately held payroll and tax filing service bureaus in the United States and a pioneer of Windows-based payroll and human resources solutions. In 1997, BCSI processed more than $1 billion in payroll taxes and earned "Bulk Filing Status" from the Internal Revenue Service, one of only 13 companies to achieve such status. BCSI is headquartered in McLean, Virginia, and maintains a sales office in Baltimore, Maryland. A second sales office is scheduled to open this year in Cherry Hill, New Jersey. BCSI has over 2,000 customers and generated approximately $8.6 million in revenue in calendar 1997.

           The Acquisition Agreement is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. The discussion above is qualified in its entirety by reference to that agreement.

Item 7.    Financial Statements and Exhibits.

           (a) Financial statements of business acquired.

                                 Not applicable


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           (b) Pro Forma financial information.

                                 Not applicable

           (c) Exhibits.

   2.1 Agreement and Plan of Reorganization, dated April 30, 1998, by and among ABR Information Services, Inc., Business Computer Services, Inc. ("BCSI"), Joseph M. Speroni, Paul J. Speroni, Robert S. Speroni, Stephen J. Speroni, Joseph F. Speroni, David M. Speroni, Richard B. Speroni, Rex Haverty, E. Hale Waller, Nikky Losapio and Christopher Mantua, as Shareholders of BCSI, and Samuel N. Klewans, as Shareholders' Agent. The schedules and exhibits to this document are not being filed herewith. ABR Information Services, Inc. agrees to furnish supplementary copies of such schedules and exhibits to the Securities and Exchange Commission upon request.






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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       ABR INFORMATION SERVICES, INC.




                                       By:  /s/ James P. O'Drobinak
                                            ----------------------------------
                                            James P. O'Drobinak
                                            Senior Vice President and
                                            Chief Financial Officer


Date:    May 14, 1998




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                                  EXHIBIT INDEX

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
Exhibit No.                                 Description
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

2.1 Agreement and Plan of Reorganization, dated April 30, 1998, by and among ABR Information Services, Inc., Business Computer Services, Inc. ("BCSI"), Joseph M. Speroni, Paul J. Speroni, Robert S. Speroni, Stephen J. Speroni, Joseph F. Speroni, David M. Speroni, Richard B. Speroni, Rex Haverty, E. Hale Waller, Nikky Losapio and Christopher Mantua, as Shareholders of BCSI, and Samuel N. Klewans, as Shareholders' Agent.
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